As filed with the Securities and Exchange Commission on May 23, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Capital One Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
1680 Capital One Drive
McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)

Capital One Financial Corporation Seventh Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plan)
Matthew W. Cooper
General Counsel & Corporate Secretary
1680 Capital One Drive
McLean, Virginia 22102
(Name and Address of Agent for Service)
(703) 720-1000
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

NOTE
This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 by Capital One Financial Corporation (the “Company” or “Registrant”) relating to an additional 14,000,000 shares of the Company’s Common Stock, par value $0.01 (the “Common Stock”), to be issued under the Capital One Financial Corporation Seventh Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”). The Company previously filed a Form S-8 (File No. 333-117920) registering 8,000,000 shares of Common Stock under the 2004 Plan on August 4, 2004, a Form S-8 (File No. 333-136281) registering an additional 12,000,000 shares of Common Stock under the 2004 Plan on August 3, 2006, a Form S-8 (File No. 333-158664) registering an additional 20,000,000 shares of Common Stock under the 2004 Plan on April 20, 2009, a Form S-8 (File No. 333-195677) registering an additional 15,000,000 shares of Common Stock under the 2004 Plan on May 5, 2014, and a Form S-8 (File No. 333-256072) registering an 12,000,000 shares of Common Stock under the 2004 Plan on May 13, 2021 (together, the “Prior Registration Statement”), together with all exhibits filed therewith or incorporated therein by reference.
As discussed more fully in the Company’s definitive proxy materials for the Company’s 2023 Annual Stockholder Meeting, the 14,000,000 shares of Common Stock registered on this Form S-8 will be added to the reserve of shares available under the 2004 Plan pursuant to the amendment and restatement thereof.
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, which have previously been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 24, 2023 (the “2022 Form 10-K”) including the portions of our Definitive Proxy Statement on Schedule 14A, filed on March 22, 2023, incorporated by reference therein);
(2) The Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 5, 2023;
(3) The Company’s Current Reports on Form 8-K filed with the Commission on January 30, 2023, January 31, 2023, February 1, 2023, February 16, 2023, May 9, 2023 and May 9, 2023;

(4) The Description of the Company’s Common Stock included in Exhibit 4.3 to the 2022 Form 10-K.
Notwithstanding the foregoing, the Company is not incorporating any document or information deemed to have been furnished and not filed in accordance with the Commission’s rules.
In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Company’s Exchange Act file number with the Commission is 001-13300.
Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of Capital One Financial Corporation (as restated May 1, 2020) (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K, filed on May 4, 2020).

4.2	Amended and Restated Bylaws of Capital One Financial Corporation, dated September 23, 2021 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed on September 29, 2021).

5.1*	Opinion of Davis Polk & Wardwell LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1
Capital One Financial Corporation Seventh Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed with the Commission on May 9, 2023).

107.1*	Filing fee table

*	Filed herewith.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this 23rd day of May, 2023.

CAPITAL ONE FINANCIAL CORPORATION

By:	/s/ Matthew W. Cooper
Matthew W. Cooper
General Counsel & Corporate Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew W. Cooper and Cleo V. Belmonte, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard D. Fairbank	Chairman, Chief Executive Officer and President	May 23, 2023
Richard D. Fairbank	(Principal Executive Officer)

/s/ Andrew M. Young	Chief Financial Officer (Principal Financial Officer)	May 23, 2023
Andrew M. Young

/s/ Timothy P. Golden	Controller (Principal Accounting Officer)	May 23, 2023
Timothy P. Golden

/s/ Ime Archibong	Director	May 23, 2023
Ime Archibong

/s/ Christine Detrick	Director	May 23, 2023
Christine Detrick

/s/ Ann Fritz Hackett	Director	May 23, 2023
Ann Fritz Hackett

/s/ Peter Thomas Killalea	Director	May 23, 2023
Peter Thomas Killalea

/s/ C.P.A.J. (Eli) Leenaars	Director	May 23, 2023
C.P.A.J. (Eli) Leenaars

/s/ François Locoh-Donou	Director	May 23, 2023
François Locoh-Donou

/s/ Peter E. Raskind	Director	May 23, 2023
Peter E. Raskind

/s/ Eileen Serra	Director	May 23, 2023
Eileen Serra

/s/ Mayo A. Shattuck III	Director	May 23, 2023
Mayo A. Shattuck III

/s/ Bradford H. Warner	Director	May 23, 2023
Bradford H. Warner

/s/ Craig Anthony Williams	Director	May 23, 2023
Craig Anthony Williams